                                 Exhibit 11.1


                        International Electronics, Inc.
                  Calculation of Net Income (Loss) Per Share


                                               Year Ended August 31
                                         ------------------------------
                                         1997          1996        1995
                                         ----          ----        ----

PRIMARY NET INCOME (LOSS) PER SHARE
-----------------------------------

Weighted average common and
equivalent shares:

Common stock                          1,492,604    1,451,609    1,413,981

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the average
market price)                           186,462      207,746        -
                                     ----------   ----------    ---------

Total                                 1,679,066    1,659,355    1,413,981
                                     ==========   ==========    =========

Net income (loss)                    $   70,144   $  161,990    ($231,040)
                                     ==========   ==========    =========

Net income (loss) per share:

   Income (loss) before
   extraordinary gain                $      .03   $      .10        ($.16)

   Extraordinary gain                       .01        -            -
                                     ----------   ----------    ---------

   Net income (loss)                 $      .04   $      .10        ($.16)
                                     ==========   ==========    =========
FULLY DILUTED NET INCOME (LOSS) PER SHARE
-----------------------------------------
Weighted average common and
equivalent shares:

Common stock                          1,492,604    1,451,609    1,413,981

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the higher
of the ending or average
market price)                           186,462      207,746        -
                                     ----------   ----------    ---------

Total                                 1,679,066    1,659,355    1,413,981
                                     ==========   ==========    =========

Net income (loss)                    $   70,144   $  161,990    ($231,040)
                                     ==========   ==========    =========

Net income (loss) per share:

   Income (loss) before
   extraordinary gain                      $.03         $.10        ($.16)

   Extraordinary gain                       .01        -            -
                                     ----------   ----------    ---------

   Net income (loss)                       $.04         $.10        ($.16)
                                     ==========   ==========    =========

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